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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 8, 1999



                         REALTY INFORMATION GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


                                     0-24531
                              (Commission File No.)


                                   52-2091509
                      (I.R.S. Employer Identification No.)


                              7475 Wisconsin Avenue
                               Bethesda, MD 20814
               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code: (301) 215-8300


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Item 2. Acquisition or Disposition of Assets.

     On  January  8,  1999,  Realty  Information  Group,  Inc.  (the  "Company")
completed  the  acquisition   (the   "Acquisition")   of  LeaseTrend,   Inc.,  a
privately-held Ohio corporation ("LTI-Ohio"), by merging LTI-Ohio into a newly-formed wholly-owned subsidiary of the Company. At the completion of the Acquisition, the Company's wholly-owned subsidiary was renamed LeaseTrend, Inc., a Delaware corporation ("LTI-Delaware", or collectively with LTI-Ohio, its predecessor, "LeaseTrend"). LeaseTrend provides building-specific tenant and property information to the commercial real estate industry and related industries in the following geographic markets: Charlotte; Cincinnati; Cleveland; Columbus; Dayton; Denver; Detroit; Ft. Lauderdale; Indianapolis; Kansas City; Louisville; Miami; Orlando; Pittsburgh; Raleigh-Durham; St. Louis; Tampa Bay; and West Palm Beach. LeaseTrend serves approximately 300 client firms and 3000 users.

     The shareholders of LTI-Ohio received the following consideration (the "Consideration") in exchange for 100% of the stock of LTI-Ohio: $4.5 million in cash and 566,671 shares of the Company's common stock. The Company used cash on hand, which the Company obtained in its initial public offering in July 1998, to pay the cash portion of the Consideration. Under the terms of the Acquisition agreement, the LTI-Ohio shareholders first applied part of the cash portion of the Consideration to pay in full all of LTI-Ohio's long-term liabilities. The LTI-Ohio shareholders may not, except under certain limited circumstances, offer, sell, pledge, or otherwise dispose of the stock portion of the Consideration for eighteen months following the completion of the Acquisition. The Consideration was determined by valuing the Company's common stock at $9 per share, its approximate price in the weeks prior to December 14, 1998, when a binding letter of intent concerning the Acquisition was executed; the closing price of the Company's common stock on January 8, 1999, when the Acquisition was completed, was $18.875. The Consideration was based upon LTI-Ohio's assets (other than intangible assets) less liabilities (other than long-term liabilities) being equal as of December 31, 1998 to approximately negative $772,000 and LTI-Ohio's 1998 revenues being equal to approximately $3.4 million. The Consideration is subject to adjustment after the Company's independent auditors complete an audit of LTI-Ohio's financial statements.

     No material relationship existed between the Company and the LTI-Ohio shareholders prior to the Acquisition. As part of the Acquisition, Fred A. Heitzman III and Gregory Benkert, each of whom was an officer of LTI-Ohio, have entered into three-year employment contracts with LTI-Delaware and have become officers of both LTI-Delaware and the Company. The Company has also granted Messrs. Heitzman and Benkert options to purchase a total of 150,000 shares of the Company's common stock.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of businesses acquired.

          To be filed by amendment on or before March 26, 1999.


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     (b)  Pro forma financial information.

          To be filed by amendment on or before March 26, 1999.

     (c)  Exhibits.

          See the appended Index to Exhibits.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        REALTY INFORMATION GROUP, INC.

January 25, 1999                        By:/s/ Frank A. Carchedi
                                           -----------------------------
                                           Frank A. Carchedi
                                           Chief Financial Officer


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                                INDEX TO EXHIBITS

EXHIBIT      DESCRIPTION
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    2.1     Acquisition  and  Reorganization   Agreement  by  and  among  Realty
            Information Group, Inc. and LeaseTrend, Inc. and the Shareholders of LeaseTrend, Inc. dated January 8, 1999

    2.2 Agreement and Plan of Merger between LeaseTrend, Inc. and LTI Acquisition Corp. dated January 8, 1999